ZAGG INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per par value)
(Unaudited)

	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$24,989	$11,604
Accounts receivable, net of allowances of $734 and $824 in 2017 and 2016, respectively	123,220	83,835
Inventories	75,046	72,769
Prepaid expenses and other current assets	4,547	3,414
Income tax receivable	—	2,814
Total current assets	227,802	174,436

Property and equipment, net of accumulated depreciation of $12,540 and $18,371 in 2017 and 2016, respectively	13,444	17,755
Goodwill	12,272	12,272
Intangible assets, net of accumulated amortization of $66,639 and $55,298 in 2017 and 2016, respectively	39,244	53,362
Deferred income tax assets	24,403	50,363
Other assets	3,426	2,541
Total assets	$320,591	$310,729

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$96,472	$85,022
Income tax payable	2,052	—
Accrued liabilities	10,515	22,216
Sales returns liability	32,189	28,373
Accrued wages and wage related expenses	5,652	6,169
Deferred revenue	315	273
Line of credit	23,475	31,307
Current portion of long-term debt, net of deferred loan costs of $141 and $65 in 2017 and 2016, respectively	13,922	10,484
Total current liabilities	184,592	183,844

Non-current portion of long-term debt, net of deferred loan costs of $0 and $141 in 2017 and 2016, respectively	—	9,623
Total liabilities	184,592	193,467

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized; 34,104 and 33,840 shares issued in 2017 and 2016, respectively	34	34
Additional paid-in capital	96,145	92,782
Accumulated other comprehensive income (loss)	(348)	(2,114)
Treasury stock, 6,065 and 5,831 common shares at cost in 2017 and 2016, respectively	(37,637)	(36,145)
Retained earnings	77,805	62,705

Total stockholders' equity	135,999	117,262
Total liabilities and stockholders' equity	$320,591	$310,729

ZAGG INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016

Net sales	$176,924	$114,929	$519,495	$401,857
Cost of sales	120,748	85,075	350,497	274,255
Gross profit	56,176	29,854	168,998	127,602

Operating expenses:
Advertising and marketing	3,399	3,862	11,101	12,440
Selling, general and administrative	26,671	25,986	105,398	96,229
(Gain) loss on disputed mophie purchase price	(6,967)	—	(6,967)	24,317
Transaction costs	114	124	725	2,591
Impairment of intangible asset	—	—	1,959	—
Amortization of definite-lived intangibles	3,007	3,476	12,047	13,385
Total operating expenses	26,224	33,448	124,263	148,962

Income (loss) from operations	29,952	(3,594)	44,735	(21,360)

Other income (expense):
Interest expense	(555)	(484)	(2,081)	(1,851)
Other income (expense)	633	(76)	698	(348)
Total other expense	78	(560)	(1,383)	(2,199)

Income (loss) before provision for income taxes	30,030	(4,154)	43,352	(23,559)

Income tax (provision) benefit	(21,971)	9	(28,252)	7,972

Net income (loss)	$8,059	$(4,145)	$15,100	$(15,587)

Earnings (loss) per share attributable to stockholders:
Basic earnings (loss) per share	$0.29	$(0.15)	$0.54	$(0.56)
Diluted earnings (loss) per share	$0.28	$(0.15)	$0.53	$(0.56)

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON- U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(in thousands)
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		For the Three Months Ended December 31,		For the Years Ended December 31,
Adjusted EBITDA Reconciliation		2017	2016	2017	2016

Net income (loss) in accordance with GAAP		$8,059	$(4,145)	$15,100	$(15,587)

Adjustments:
a.	Stock based compensation expense	1,067	151	3,602	3,830
b.	Depreciation and amortization	5,382	5,787	21,888	22,270
c.	Impairment of intangible asset	—	—	1,959	—
d.	Other (income) expense	(76)	560	1,383	2,199
e.	mophie transaction expenses	(611)	124	—	2,591
f.	mophie fair value inventory write-up related to acquisition	—	—	—	2,586
g.	mophie restructuring charges	—	959	437	2,160
h.	mophie employee retention bonus	—	341	346	841
i.	Loss on disputed mophie purchase price (2016 only)	—	—	—	24,317
j.	Provision for income taxes	21,971	(9)	28,252	(7,972)

Adjusted EBITDA		35,792	3,768	72,967	37,235